                                                                    EXHIBIT 11.1



                              POSITRON CORPORATION

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                 For the nine months ended September 30, 1997
                       (in thousands, except share data)




                                                          1996          1997
                                                      -----------    ----------
Net loss                                              $    (4,644)   $   (2,723)
                                                      ===========    ==========
Weighted average common shares used in computing
 net loss per share                                     3,701,639     4,791,107
                                                      ===========    ==========
Net loss per share                                    $     (1.25)   $    (0.57)
                                                      ===========    ==========

                        PART I - FINANCIAL INFORMATION


ITEM 1. FINANCIAL STATEMENTS


                             POSITRON CORPORATION
                                Balance Sheets
                                (in thousands)


                                                                                     December 31,  September 30,
                                                                                         1996         1997
                                                                                     ------------  ------------
ASSETS:
Current Assets:
  Cash and cash equivalents                                                                382             3
  Accounts receivable                                                                      520           621
  Inventory                                                                              2,633         2,643
  Notes receivable                                                                         324           324
  Prepaid expenses                                                                         159            71
  Other current assets                                                                     426           115
                                                                                        ------        ------
     Total Current Assets                                                                4,444         3,777

Plant and Equipment, net                                                                   967           778
Intangible Assets, net                                                                     106            88
                                                                                        ------        ------
     Total Assets                                                                        5,517         4,643
                                                                                        ======        ======

LIABILITIES:
Current Liabilities:
  Bank overdraft                                                                             0            95
  Accounts payable, trade                                                                1,113         1,539
  Accrued liabilities                                                                    2,654         4,229
  Revolving line of credit                                                                  75             0
  Notes payable to affiliates                                                              663           663
  Notes payable to others                                                                1,335           956
  Unearned revenue                                                                         267           469
                                                                                        ------        ------
     Total Current Liabilities                                                           6,107         7,951
                                                                                        ------        ------

Other Liabilities                                                                           68            60
                                                                                        ------        ------

SHAREHLDERS' EQUITY (DEFICIT):
  Preferred stock, Series A 8% cumulative convertible redeemable, $1 par,
   3,075,318 shares authorized, 2,694,562 and 1,595,005 outstanding, respectively        2,405         1,595
  Preferred stock, Series B 8% cumulative convertible redeemable, $1 par,
   25,000 shares authorized, issued and outstanding                                         25            25
  Common stock, $0.01 par, 15,000,000 shares authorized 3,637,320 issued and
   outstanding                                                                              43            51
  Additional paid in capital                                                            41,374        42,191
  Accumulated deficit                                                                  -44,505       -47,230
                                                                                        ------        ------
     Total Shareholders' Equity (Deficit)                                                 -658        -3,368
                                                                                        ------        ------
     Total Liabilities and Shareholders' Equity (Deficit)                                5,517         4,643
                                                                                        ======        ======

                             POSITRON CORPORATION
                           Statements of Operations
                   for the three months ended September 30,
                    (in thousands except per share amounts)
                                  (Unaudited)



                                                                                     December 31,  September 30,
                                                                                         1996         1997
                                                                                     ------------  ------------
REVENUE:
-------
   System sales                                                                                0              0
   Fee per scan                                                                              152            229
   Service and components                                                                  1,184            431
                                                                                       ---------      ---------
                                                                                           1,336            660

COST OF REVENUE:
---------------
   System sales                                                                                0              0
   Fee per scan                                                                               41             39
   Service and components                                                                    257            221
                                                                                       ---------      ---------
                                                                                             298            260
                                                                                       ---------      ---------

Gross profit                                                                               1,038            400
                                                                                       ---------      ---------

OPERATING EXPENSE:
-----------------
   Research and development                                                                  599            421
   Selling and marketing                                                                     308            230
   General and administrative                                                              1,056            673
                                                                                       ---------      ---------
                                                                                           1,963          1,324
                                                                                       ---------      ---------

Operating loss                                                                              -925           -924
                                                                                       ---------      ---------

OTHER INCOME (EXPENSE):
----------------------
   Other                                                                                     -92              8
   Interest income (expense)                                                                  12            -53
                                                                                       ---------      ---------
                                                                                             -80            -45
                                                                                       ---------      ---------

Net loss                                                                                  -1,005           -969
                                                                                       =========      =========

Net loss per share                                                                          -.26           -.19
                                                                                       =========      =========

Weighted average shares used in computing net loss per share                           3,828,876      5,111,292
                                                                                       =========      =========
